Exhibit 3.13

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “HGGC CITADEL PLASTICS INTERMEDIATE HOLDINGS, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-FOURTH DAY OF JANUARY, A.D. 2012, AT 6:31 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TENTH DAY OF FEBRUARY, A.D. 2012, AT 9:17 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE THIRTEENTH DAY OF JANUARY, A.D. 2014, AT 1:32 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “HGGC CITADEL PLASTICS INTERMEDIATE HOLDINGS, INC.”.

Jeffrey W. Bullock, Secretary of State
5099951 8100H	AUTHENTICATION: 2312422
150548149	DATE: 04-22-15

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 06:40 PM 01/24/2012 FILED 06:31 PM 01/24/2012 SRV 120081716 – 5099951 FILE

CERTIFICATE OF INCORPORATION

OF

HGGC CITADEL PLASTICS INTERMEDIATE HOLDINGS, INC.

ARTICLE ONE

The name of the corporation is HGGC Citadel Plastics Intermediate Holdings, Inc.

ARTICLE TWO

The address of the corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOUR

The total number of shares of stock which the corporation has authority to issue is one thousand (1,000) shares of Common Stock, with a par value of $0.001 per share.

ARTICLE FIVE

The name and mailing address of the sole incorporator are as follows:

NAME	MAILING ADDRESS

Howard P. Young	c/o Kirkland & Ellis LLP
555 California Street, Suite 2700
San Francisco, CA 94104

ARTICLE SIX

The corporation is to have perpetual existence.

ARTICLE SEVEN

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

ARTICLE EIGHT

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

ARTICLE NINE

To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE TEN

The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE ELEVEN

The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

2

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 24th day of January, 2012.

/s/ Howard P. Young
Howard P. Young
Sole Incorporator

{HGGC Citadel Plastics Intermediate Holdings, Inc. - DE Certificate of Incorporation}	S-1

State of Delaware Secretary of State Division of Corporations Delivered 09:24 AM 02/10/2012 FILED 09:17 AM 02/10/2012 SRV 120150117 – 5099951 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

OF

HGGC CITADEL PLASTICS INTERMEDIATE HOLDINGS, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is:

HGGC Citadel Plastics Intermediate Holdings, Inc.

2. The registered agent of the Corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware, 19808.

3. The registered office of the Corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware, 19808.

4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on February 10, 2012.

HGGC CITADEL PLASTICS INTERMEDIATE HOLDINGS, INC.,
a Delaware corporation

By:	/s/ David E. Topham
David E. Topham
Vice President and Secretary

State of Delaware Secretary of State Division of Corporations Delivered 01:37 PM 01/13/2014 FILED 01:32 PM 01/13/2014 SRV 140039642 – 5099951 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND/OR REGISTERED OFFICE

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is HGGC Citadel Plastics Intermediate Holdings. Inc..

2. The Registered Office of the corporation in the State of Delaware is changed to Corporation Trust Center 1209 Orange (street), in the City of Wilmington, County of New Castle Zip Code 19801. The name of the Registered Agent at such address upon whom process against this Corporation may be served is THE CORPORATION TRUST COMPANY.

3. The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation.

By:

Authorized Officer

Name:	Gregory T. Knipp
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